UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

(Date of earliest event reported): September 18, 2013

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

101 NW First Street, Suite 213

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01	OTHER EVENTS

On September 18, 2013, Imperial Petroleum, Inc., (“Company”) received notice of a civil lawsuit from the Division of Enforcement of the Securities and Exchange Commission (“SEC”) related to allegations of fraud against the Company, our wholly-owned subsidiary, E-Biofuels, LLC and others. Individuals named in the civil lawsuit were Jeffrey T. Wilson, President of the Company and individuals formerly comprising the management of E-Biofuels, LLC, Craig Ducey, Chad Ducey, Chris Ducey and Brian Carmichael as well as other individuals and companies. The SEC case is U.S. Securities and Exchange Commission v. Imperial Petroleum Inc. et al, 13-cv-01489, U.S. District Court, Southern District of Indiana (Indianapolis).

In addition, on September 18, 2013, the Grand Jury handed down indictments in the previously announced Department of Justice investigation into the Company and E-Biofuels, LLC in two actions filed by the Grand Jury alleging among other things, tax fraud, wire fraud, mail fraud, obstruction of justice and securities fraud. The cases are United States of America vs Craig Ducey, Chad Ducey, Chris Ducey, Joseph Furando, Evelyn Katirina Pattison a/k/a Katirina Tracy, E-Biofuels, LLC, Caravan Trading Company, LLC, Cima Green, LLC Case 1:13-cr-00189-SEB-TAB United States District Court Southern District of Indiana Indianapolis Division and United States of America vs Jeffrey Wilson and Craig Ducey Case No. 1:13-cr-00190-SEB-TAB United States District Court Southern District of Indiana Indianapolis Division.

As previously reported, on April 4, 2012, the Company’s wholly owned subsidiary, E-Biofuels, LLC filed for protection from creditors under Chapter 7 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Indiana.

ITEM 9.01

EXHIBITS

NONE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
Title:	President

Dated: September 23, 2013